Exhibit 99.2

Transaction Overview

I.                 Terms

•                  Shareholders of James Monroe may elect to receive either cash of $23.50 per share, or .6033 shares of Mercantile Bankshares stock for each share of James Monroe stock, so long as at least 50% but not more than 66% of the total consideration is paid in Bankshares stock (excluding consideration with respect to James Monroe options).

•                  James Monroe options will be converted into Mercantile Bankshares options.

•                  Two of James Monroe’s directors will be named to the Mercantile-Safe Deposit and Trust Company Board.

•                  Breakup fee of $5 million.

•                  Transaction anticipated to close in the third quarter of 2006.

II.             Transaction

•                  Northern Virginia is a priority growth opportunity for Mercantile Bankshares. This transaction substantially advances our strategy by adding a high quality commercial lending franchise and a team of talented commercial lenders to our Northern Virginia platform.

•                  James Monroe has demonstrated strong loan and earnings growth. Based on public estimates, the P/E on 2006E of 25.0x, and the P/TBV of 333.7%, based on tangible book value at 12/31/05, are in line with recent transactions in the Northern Virginia and mid-Atlantic market.

•                  In light of the market demographics in Northern Virginia, the opportunity for synergies with James Monroe within our current footprint, the quality of the bank’s operating metrics, the quality of the people, and the inherent opportunities in that market, we believe that the transaction price is appropriate.

•                  Reflecting the attractiveness of the metro Washington region, transaction multiples in the Northern Virginia market have tended to be higher than the national average.

III.         Transaction Impact

•                  The transaction should be accretive in the first full year based on reasonable cost-savings assumptions. The impact of the transaction and transaction costs on MRBK’s 2006 earnings should be limited, due to the size of the target.

•                  James Monroe operated with a 61.1% efficiency ratio in 2005. We anticipate that we will achieve cost savings of approximately 30%, which is consistent with an in-market transaction.

•                  We anticipate reasonable restructuring costs, given the small size of the acquisition.

•                  Pro forma for the transaction, we expect to continue to have a leverage ratio in excess of 9%, allowing us significant flexibility to repurchase our shares, if appropriate.

IV.        James Monroe

•                  We believe that James Monroe is one of the highest quality community banks in Northern Virginia.

•                  We have signed three year employment agreements with the CEO, John Maxwell, and three key commercial lending officers.

•                  James Monroe has exhibited a conservative credit culture. NPA/Loans were 0.07% at 12/31/05.

Strategic Rationale

•                  James Monroe will be merged into the Mercantile Potomac Bank division of Mercantile-Safe Deposit and Trust Company.

•                  An integration team will be formed with representatives from both Mercantile and James Monroe.

•                  We will employ the same approach we used in the integration of the Community Bank of Northern Virginia (“CBNV”) and F&M Bancorp. In both situations, we were able to realize our cost savings targets while retaining key people, maintaining growth and preserving morale.

•                  We believe that integration risk is limited, due to James Monroe’s straightforward business model, Mercantile’s familiarity with the market, conservative cost savings assumptions and our focus on the retention of key management. In addition, James Monroe’s operating platform is identical to CBNV’s, which we converted successfully last year.

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between James Monroe Bancorp, Inc. (“James Monroe”) and Mercantile Bankshares Corporation (“Bankshares”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) Bankshares’ and James Monroe’s plans, objectives, expectations and intentions and other statements contained in this filing that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the respective managements of Bankshares and James Monroe and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond their respective control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed or implied in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Bankshares and James Monroe may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the shareholders of James Monroe may fail to approve the Merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Bankshares’ and James Monroe’s markets could adversely affect operations; (10) an economic slowdown could adversely affect credit quality and loan originations; and (11) social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Bankshares and James Monroe with the Securities and Exchange Commission and available on the SEC’s Web site www.sec.gov.

Bankshares and James Monroe caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Bankshares or James Monroe or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Bankshares and James Monroe do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

James Monroe and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of James Monroe in connection with the Merger. Information about the directors and executive officers of James Monroe and their ownership of James Monroe common stock is set forth in the proxy statement, dated April 28, 2005, for James Monroe’s 2005 annual meeting of shareholders, as filed with the SEC on a Schedule 14A which is available on the SEC’s Web site at www.sec.gov. Additional information regarding the interests of such participants may be obtained by reading the proxy statement/prospectus to be distributed to James Monroe’s shareholders in connection with the Merger when it becomes available.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

James Monroe and Bankshares intend to file with the SEC a proxy statement/prospectus and other relevant materials in connection with the Merger. The proxy statement/prospectus will be mailed to the shareholders of James Monroe. Investors and security holders of James Monroe are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about James Monroe, Bankshares and the Merger.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by James Monroe or Bankshares may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by James Monroe by contacting Richard Linhart, James Monroe Bancorp, Inc., 3033 Wilson Boulevard, Arlington, VA 22201, telephone 703-526-5961 or from James Monroe Bank’s Web site at www.jamesmonroebank.com. Investors and security holders may obtain free copies of the documents filed with the SEC by Bankshares by contacting David Borowy, Mercantile Bankshares Corporation, Two Hopkins Plaza, Baltimore, MD 21201, telephone 410-347-8039 or from Bankshares’ Web site at www.mrbk.com/invest/sec.html.

Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.